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Exhibit 23.6

CONSENT OF CEDAR HILL ADVISORS, LLC

        We hereby consent to the inclusion of our opinion letter, dated September 21, 2005, to the Board of Directors of Tower Bancorp, Inc. (the "Company") as Annex B to the Proxy Statement/Prospectus relating to the proposed merger of the Company with FNB Financial Corporation ("FNB") contained in Tower's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and the opinion in the Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Cedar Hill Advisors, LLC
CEDAR HILL ADVISORS, LLC

December 14, 2005

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CONSENT OF CEDAR HILL ADVISORS, LLC